                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-QE3

                         Statement To Certificateholders

---------------------------------------------------------------------------------------------------------------------------------
                           DISTRIBUTIONS IN DOLLARS

                                     PRIOR                                                                               CURRENT
                  ORIGINAL       PRINCIPAL                                                REALIZED      DEFERRED       PRINCIPAL
    CLASS       FACE VALUE         BALANCE      INTEREST      PRINCIPAL          TOTAL      LOSSES      INTEREST         BALANCE
---------------------------------------------------------------------------------------------------------------------------------
    SA                0.00            0.00     71,681.77           0.00      71,681.77        0.00          0.00            0.00
    A-1      22,266,203.00   16,577,655.62    111,650.78   1,164,345.62   1,275,996.40        0.00          0.00   15,413,310.00
    A-2       2,808,350.00    2,090,586.89     14,080.14     146,834.13     160,914.27        0.00          0.00    1,943,752.76
    B         1,671,637.11    1,655,423.67     11,149.31       3,004.88      14,154.19        0.00          0.00    1,652,418.79
    SB                0.00            0.00          0.00           0.00           0.00        0.00          0.00            0.00
    R                 0.00      362,144.14          0.00           0.00           0.00   21,541.99     29,304.90      369,907.05



---------------------------------------------------------------------------------------------------------------------------------
TOTALS       26,746,190.11   20,685,810.32    208,562.00   1,314,184.63   1,522,746.63   21,541.99     29,304.90   19,379,388.60
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                            FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                    PASS-THROUGH
                                  PRIOR                                                  CURRENT                RATES
                              PRINCIPAL                                                PRINCIPAL
    CLASS          CUSIP        BALANCE      INTEREST     PRINCIPAL         TOTAL        BALANCE       CURRENT            NEXT
---------------------------------------------------------------------------------------------------------------------------------
    SA         23321PXL7       0.000000      2.680074      0.000000      2.680074       0.000000      4.158315%       4.171848%
    A-1        23321PXM5     744.520995      5.014361     52.292060     57.306421     692.228936      8.082020%       8.167945%
    A-2        23321PXN3     744.418215      5.013670     52.284841     57.298511     692.133374      8.082020%       8.167945%
    B          23321PXP8     990.300860      6.669695      1.797568      8.467264     988.503292      8.082020%       8.167945%
    SB         23321PXR4       0.000000      0.000000      0.000000      0.000000       0.000000      1.700000%       1.700000%
    R                          0.000000      0.000000      0.000000      0.000000       0.000000      8.082020%       8.167945%

--------------------------------------------------------------------------------------------------------------------------------
SELLER:                       Quality Mortgage, Inc.            ADMINISTRATOR:                            David C. West
SERVICER:               Temple-Inland Mortgage Corporation                                            Bankers Trust Company
LEAD UNDERWRITER:         DLJ Mortgage Securities Corp.                                                   3 Park Plaza
RECORD DATE:                    December 31, 1996                                                       Irvine, CA 92714
DISTRIBUTION DATE:               January 27, 1997                           FACTOR INFORMATION:          (800) 735-7777
--------------------------------------------------------------------------------------------------------------------------------

                     Page 1 of 4      (c) COPYRIGHT 1997 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-QE3

                         Statement To Certificateholders

------------------------------------------------------------------------------

Distribution Date:                     January 27, 1997
------------------------------------------------------------------------------

SERVICER ADVANCES INCLUDED IN DISTRIBUTION:                         141,869.89
SERVICER ADVANCES OUTSTANDING:                                            0.00

ACCRUED SERVICING FEE FOR THE CURRENT PERIOD:        12,928.63
PLUS ADDITIONAL SERVICING FEES:                           0.00
                                                    ----------
                                                     12,928.63

LESS PERMITTED REDUCTIONS TO SERVICING FEES:         (6,911.11)
                                                    ----------
TOTAL SERVICING FEES DUE MASTER SERVICER:                             6,017.52

COLLECTED SERVICING FEES FOR CURRENT PERIOD:                          5,709.10

------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
DELINQUENT
LOAN                                30-60              61-90              91 +
INFORMATION:                        DAYS               DAYS               DAYS                      TOTAL
---------------------------------------------------------------------------------------------------------
PRINCIPAL BALANCE                   1,883,560.63       1,152,003.47         675,874.94       3,711,439.04
NUMBER OF LOANS                               40                 19                 13                 72
---------------------------------------------------------------------------------------------------------
FORECLOSURE LOAN INFORMATION:
---------------------------------------------------------------------------------------------------------
PRINCIPAL BALANCE                           0.00               0.00       2,472,499.09       2,527,685.47
NUMBER OF LOANS                                0                  0                 45                 46
---------------------------------------------------------------------------------------------------------
BANKRUPTCY LOAN INFORMATION:
---------------------------------------------------------------------------------------------------------
PRINCIPAL BALANCE                           0.00               0.00         936,885.57       1,043,310.02
NUMBER OF LOANS                                0                  0                 23                 25
---------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
STATED PRINCIPAL BALANCE OF REO LOANS:                                             515,109.84
NUMBER OF REO LOANS:                                                                       14
BOOK VALUE PRINCIPAL BALANCE OF REO LOANS:                                                 NA

STATED PRINCIPAL BALANCE OF LOANS AS OF THE PRIOR DISTRIBUTION DATE:            20,685,810.32
STATED PRINCIPAL BALANCE OF LOANS AS OF THE CURRENT DISTRIBUTION DATE:          19,379,388.60

NUMBER OF LOANS AS OF THE CURRENT DISTRIBUTION DATE:                                      407
NUMBER OF LOANS AS OF THE NEXT DISTRIBUTION DATE:                                         386

WEIGHTED AVERAGE COUPON AS OF THE CURRENT DISTRIBUTION DATE:                        14.690335%
WEIGHTED AVERAGE COUPON AS OF THE NEXT DISTRIBUTION DATE:                           14.789793%

SENIOR PREPAYMENT PERCENTAGE FOR THE CURRENT DISTRIBUTION:                         100.000000%
CLASS B PREPAYMENT PERCENTAGE:                                                       0.000000%

AGGREGATE AMOUNT OF PRINCIPAL PREPAYMENTS:                                       1,276,639.20

PRECEDING MONTH'S PASS-THRU RATE FOR CLASS SA:                                       4.162613%
PRECEDING MONTH'S PASS-THRU RATE FOR CLASS A-1, A-2,B & R:                           8.023533%
----------------------------------------------------------------------------------------------

                     Page 2 of 4      (c) COPYRIGHT 1997 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-QE3

                         Statement To Certificateholders

------------------------------------------------------------------------------

Distribution Date:              January 27, 1997
------------------------------------------------------------------------------

SENIOR PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                  89.564553%
CLASS A-1 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:               79.534553%
CLASS A-2 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:               10.030000%
CLASS B PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                  8.526682%
CLASS R PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                  1.908765%

CLASS SA UNPAID ACCRUED CERTIFICATE INTEREST SHORTFALL
REMAINING AFTER DISTRIBUTION:                                           0.00

CLASS A-1 UNPAID ACCRUED CERTIFICATE INTEREST SHORTFALL
REMAINING AFTER DISTRIBUTION:                                           0.00

CLASS A-2 UNPAID ACCRUED CERTIFICATE INTEREST SHORTFALL
REMAINING AFTER DISTRIBUTION:                                           0.00

CLASS B UNPAID ACCRUED CERTIFICATE INTEREST SHORTFALL
REMAINING AFTER DISTRIBUTION:                                           0.00

CLASS SB UNPAID ACCRUED CERTIFICATE INTEREST SHORTFALL
REMAINING AFTER DISTRIBUTION:                                           0.00

CLASS R UNPAID ACCRUED CERTIFICATE INTEREST SHORTFALL
REMAINING AFTER DISTRIBUTION:                                           0.00

SPECIAL HAZARD AMOUNT AVAILABLE AFTER DISTRIBUTION:               639,863.00

FRAUD LOSS AMOUNT AVAILABLE AFTER DISTRIBUTION:                   802,385.70

BANKRUPTCY AMOUNT AVAILABLE AFTER DISTRIBUTION:                   100,000.00

AGGREGATE REALIZED LOSSES SINCE CUT-OFF DATE:                      23,981.03

EXCESS PROCEEDS DISTRIBUTED TO CLASS A-1:                               0.00
EXCESS PROCEEDS DISTRIBUTED TO CLASS A-2:                               0.00
EXCESS PROCEEDS DISTRIBUTED TO CLASS B:                                 0.00
EXCESS PROCEEDS DISTRIBUTED TO CLASS SB:                                0.00
EXCESS PROCEEDS DISTRIBUTED TO CLASS R:                                 0.00

CLASS SB ACCRUAL AMOUNT FOR CURRENT DISTRIBUTION:                  29,304.90
OUTSTANDING CLASS SB UNPAID INTEREST AMOUNT                       380,541.42


CLASS R ACCRUAL AMOUNT FOR CURRENT DISTRIBUTION:                    2,439.04
OUTSTANDING CLASS R UNPAID INTEREST AMOUNT                         13,346.68

------------------------------------------------------------------------------
                     Page 3 of 4      (c) COPYRIGHT 1997 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-QE3

                         Statement To Certificateholders


                        *Mortgage Loan Liquidation Detail

Distribution Date:                     January 27, 1997

----------------------------------------------------------------------------------------------------------------------------------
                           Original             Cut-Off             Current          Realized     Net Liquidation    Liquidation
  Loan Number          Principal Balance   Principal Balance   Principal Balance       Loss           Proceeds           Date
----------------------------------------------------------------------------------------------------------------------------------
00000000000005063806           24,375.00           24,375.00           23,981.03     23,981.03           0.00         12/31/96

                     Page 4 of 4      (c) COPYRIGHT 1997 Bankers Trust Company